UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2013 (November 13, 2013)

Anoteros, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	000-52561	88-0368849
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7077 East Marilyn Road, Building 5, Suite 142n Scottsdale, Arizona 85254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (218) 940-2274

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 13, 2013 the Registrant’s Board of Directors appointed Ron Hudson as a Director of the Registrant.

Mr. Hudson has been the Chief Executive Officer of Superior Wall Systems, Inc. since its inception on December 3, 1979, Chief Executive Officer of SWS Panel, Inc. since its inception on September 11, 2013, and Chief Executive Officer of SWS Truss, Inc. since its inception on September 11, 2013.  Superior Wall Systems, Inc. provides fireproofing, metal framing, gypsum board, acoustical ceilings, lath and plaster, cast products, EIFS, and specialty finishes to private clients and public agencies.  SWS Panel & SWS Truss provide prefabricated metal stud panels and floor systems and roof structures used in hotel construction and apartment, student housing, and retirement and assisted living projects.  There is no agreement for the Registrant to compensate Mr. Hudson.

Item 8.01.  Other Events.

The Registrant’s Board of Directors is now set at five.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Anoteros, Inc.

Dated:  November 14, 2013

By:                 /S/  Blain Burke
Blain Burke, Chief Executive Officer